UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
January 12, 2007
Date of Report (Date of earliest event reported)
ALPHATRADE.COM
(Exact name of registrant as specified in its charter)

NEVADA	000-25631	98-0211652

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)

SUITE 1820 - 1111 WEST GEORGIA ST, VANCOUVER, BRITISH COLUMBIA Canada	V6E 4M3

(Address of principal executive offices)	(Zip Code)
(604) 681-7503
Registrant’s telephone number, including area code
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

1.01 Entry into a Material Definitive Agreement
9.01 Financial Statements and Exhibits
Signatures
EX-10.1 Shea Stadium Advertising Agreement

Item 1.01 Entry into a Material Definitive Agreement.

                On January 12, 2007 Alphatrade.com (the “Company”) entered into a binding and enforceable Letter Agreement (the “Agreement”) with Sterling Mets, L.P. (“Sterling”), owner and operator of the New York Mets National League Baseball team (the “Mets”) (the Company and Sterling shall collectively be referred to as the “Parties”). Under the terms of the Agreement, Sterling and the Mets granted to the Company certain Mets’ advertising and sponsorship rights for each of the 2007 and 2008 Major League Baseball seasons in consideration of the Company providing certain monetary consideration to Sterling, with the term of the Agreement commencing on the date of the Agreement and terminating upon the conclusion of the 2008 Major League Baseball season (the “Term”). Specifically, pursuant to the terms of the Agreement, Sterling granted to the Company the right to advertise the Company’s online investment management services (the “Services”) during Mets homes in the specifically designated Shea Stadium (the “Stadium”) locations and the Company’s associated sponsorship of the Mets (the “Sponsorship Rights”). Furthermore, the Sponsorship Rights include, but are not limited to, the following:

• During the Term of the Agreement, the Company shall be an “Official Sponsor” of the New York Mets;

• The right to display customized messages, provided by the Company, promoting the Company’s online investment management services, which will appear in specifically designated Stadium locations during inning breaks during Mets regular home games (as more fully set forth in the Agreement);

• The right to one 15-second announcement on the Stadium public address system during each Mets home game, promoting either the Services or the Company’s sponsorship of an in-stadium text messaging contest (“TMC”), which TMC shall be subject to the prior approval of Major League Baseball Advanced Media;

• Sponsorship by the Company of a mutually agreed upon sweepstakes or TMC (collectively referred to as the “Sweepstakes”) to be featured on the official Mets website (www.mets.com), subject to the applicable Major League Baseball (“MLB”) and Mets’ terms and conditions (as more fully set forth in the Agreement);

• The right to advertise the Services in certain print media associated with the Mets;

• Certain amounts of Mets tickets for each home game, up to five Mets spring training games and certain rights of use of a Stadium suite (as more fully set forth in the Agreement);

• The placement of the Company’s logo in the sponsor section of Sterling’s official website, including a hot link to the Websites;

• The right to advertise and promote the Company’s sponsorship of Sterling on the Company’s websites, www.alphatrade.com and www.alphatradefn.com (collectively the “Websites”) under the terms of the Agreement;

• The right to certain network television advertising time to be provided to the Company through Sterling’s affiliate television network station each season during the Term (as more fully set forth in the Agreement), with details to be mutually agreed to between the parties, based on an advertising inventory of a certain value; and

• Other rights as more fully set forth in the Agreement.

Furthermore, the Agreement contains standard MLB, Sterling and Mets terms and conditions associated with (i) the indemnification rights to be provided by the Company, (ii) the Sweepstakes, and (iii) the subordination of the rights or exclusivities granted by Sterling under the Agreement as is or would be required by MLB.

Item 9.01 Financial Statements and Exhibits.

       (d)  Exhibits

       Exhibit No.       Description of Exhibits

10.1                     Letter Agreement dated January 12, 2007 entered into by and between Alphatrade.com and Sterling Mets, L.P. (Filed herewith) *

 _______________________________________

*The confidential portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission.

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALPHATRADE.COM
Date: January 16, 2007	By:	/s/ Penny Perfect
Penny Perfect
President